EXHIBIT 10.3

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT NO. 2

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT NO. 2 (hereinafter, this “Amendment”) is executed as of April 3, 2016 (the “Amendment Execution Date”), and effective as of the 3rd day of April, 2016 (the “Amendment Effective Date”) and is by and among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, “Lessor”), and KINDRED HEALTHCARE, INC., a Delaware corporation formerly known as Vencor, Inc. (“Kindred”), and KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation formerly known as Vencor Operating, Inc. (“Operator”; Operator, jointly and severally with Kindred and permitted successors and assignees of Operator and Kindred, “Tenant”).

RECITALS

A. Lessor and Tenant have heretofore entered into that certain Second Amended and Restated Master Lease Agreement No. 2 (such agreement, as heretofore amended, is herein referred to as “ML2”) dated as of April 27, 2007 (each capitalized term that is used in this Amendment and not otherwise defined shall have the same meaning herein as in ML2).

B. Lessor and Tenant desire to amend ML2 on the terms described in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Tenant hereby agree as follows:

1. Base Rent; Exhibit C. Lessor and Tenant hereby agree to amend ML2 as follows, effective as of the Amendment Effective Date:

1.1. In consideration of the parties’ entry into this Amendment and, contemporaneously herewith, entry into certain other lease amendments, Lessor and Tenant have agreed to reset the Base Rent owing under ML2 by increasing such Base Rent by $768,019.80 per annum to $31,052,379.48 per annum, effective as of April 1, 2016. In addition, the definition of “Base Rent” contained in Section 2.1 of ML2 is amended and restated in its entirety to read as follows:

““Base Rent”: (a) for the period from January 1, 2016 through March 31, 2016, rent at an annual rate equal to Thirty Million Two Hundred Eighty-Four Thousand Three Hundred Fifty-Nine and 68/100 Dollars ($30,284,359.68) per annum, (b) for the period from April 1, 2016 through April 30, 2016, rent at an annual rate equal to Thirty-One Million Fifty-Two Thousand Three Hundred Seventy-Nine and 48/100 Dollars ($31,052,379.48) per annum, and (c) for a particular Rent Calculation Year thereafter, an annual rental amount equal to the sum of (i) the Prior Period Base Rent, plus (ii) if the Patient Revenues for the calendar year preceding the commencement of such Rent Calculation Year equaled or exceeded seventy-five percent (75%)

of the Adjusted Base Patient Revenues, the product of (x) the Prior Period Base Rent times (y)(1) two and twenty-five hundredths percent (2.25%), if the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year is less than 2.25%, (2) four percent (4%), if the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year is greater than 4%, or (3) the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year, in all other cases. Notwithstanding the foregoing, nothing contained in this definition shall limit the applicability of Section 19.2 and Section 19.3 hereof.”

1.2. Effective as of April 1, 2016, Exhibit C to ML2 is amended and restated in its entirety to read as set forth in Attachment 1 attached to and made a part of this Amendment.

2. Certain Lessor Costs. Tenant shall pay, as Additional Charges, on behalf of Lessor, or reimburse Lessor for, any and all actual, reasonable, and documented third party out-of-pocket costs or expenses paid or incurred by Lessor, including, without limitation, reasonable attorneys’ fees, in connection with the negotiation, execution and delivery of this Amendment.

3. Conflict; Unified Commercial Operating Lease. In the event of a conflict between ML2 and this Amendment, this Amendment shall control in all events. Except as set forth in this Amendment, ML2 shall remain in full force and effect. It is acknowledged and agreed that, except as otherwise expressly provided herein or in ML2, the inclusion of each of the Leased Properties on a continuing basis in ML2 is an essential element of the leasing transaction described in ML2 for Lessor, and that, except as otherwise expressly provided herein or in ML2, Lessor shall not be obligated and may not be required to lease to Tenant less than all of the Leased Properties demised pursuant to ML2. It is further acknowledged and agreed that ML2 is not a residential lease within the meaning of the U.S. Bankruptcy Code, as amended, and that ML2 is an operating lease, and not a capital lease, for all accounting, tax and legal purposes.

4. Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, and signature pages may be delivered by facsimile or electronic mail, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. Integration. This Amendment and ML2 contain the entire agreement between Lessor and Tenant with respect to the subject matter hereof. No representations, warranties or agreements have been made by Lessor or Tenant except as set forth in this Amendment and ML2.

6. Severability. If any term or provision of this Amendment is to be invalid or unenforceable, such term or provision shall be modified as slightly as possible so as to render it valid and enforceable; if such term or provision, as modified, shall be held or deemed invalid or unenforceable, such holding shall not affect the remainder of this Amendment and same shall remain in full force and effect.

7. Subject to Law. This Amendment was negotiated in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. In all respects, the law of the State of New York shall govern the validity of and enforceability of the obligations of the parties set forth herein, but the parties hereto will submit to jurisdiction and the laying of venue for any suit on this Amendment in the Commonwealth of Kentucky.

8. Waivers. No waiver of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant herein.

9. Binding Character. This Amendment shall be binding upon and shall inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Lessor and Tenant.

10. Modification. This Amendment may be only be modified by a writing signed by both Lessor and Tenant.

11. Forbearance. No delay or omission by any party hereto to exercise any right or power accruing upon any noncompliance or default by any other party hereto with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

12. Headings and Captions. The headings and captions of the sections of this Amendment are for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

13. Gender and Number. As used in this Amendment, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary.

14. Coordinated Disclosures. The parties hereto shall cooperate with respect to any disclosures of information concerning this Amendment and the transactions contemporaneous herewith, and shall share such disclosures with the other parties a reasonable period of time prior to making such disclosures in order to facilitate such cooperation.

15. Authority. The parties represent and warrant to each other that each of them, respectively, has full power, right and authority to execute and perform this Amendment and all corporate action necessary to do so has been duly taken. In order to induce Lessor to enter into this Amendment, Tenant hereby represents and warrants to Lessor that Tenant’s entry into this Amendment does not require that any consent or approval first be obtained from any lender of Tenant or its Affiliates.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

KINDRED HEALTHCARE, INC., a Delaware corporation formerly known as Vencor, Inc.

By:		/s/ Cristina E. O’Brien
Cristina E. O’Brien,
Vice President, Real Estate Counsel

TENANT:

KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation formerly known as Vencor Operating, Inc.

By:		/s/ Cristina E. O’Brien
Cristina E. O’Brien,
Vice President, Real Estate Counsel

LESSOR:

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

By:		Ventas, Inc., a Delaware corporation, its general partner

	By:	/s/ Brian K. Wood
Brian K. Wood
Senior Vice President and Chief Tax Officer

ATTACHMENT 1

Exhibit C

Allocation Schedule – Applicable Transferred Property Percentages

Master Lease Agreement No. 2

ID	Name	Base Rent as of 4/1/2016	Transferred Property Percentage as of 4/1/2016
222	Nampa	504,776.16	1.62556%
592	Greenbriar	2,866,914.36	9.23251%
842	Bay Pointe	355,549.20	1.14500%
4612	Kansas City	4,665,107.40	15.02335%
4615	Sycamore	4,126,930.80	13.29022%
4807	Ontario	6,899,230.05	22.21804%
111	Rolling Hills	1,137,954.60	3.66463%
223	Weiser	921,224.04	2.96668%
282	Maple	1,042,829.04	3.35829%
294	Kokomo	613,762.18	1.97654%
706	Henderson	741,172.44	2.38685%
726	Elizabeth City	1,055,036.28	3.39760%
780	Columbus	1,394,098.37	4.48951%
4654	Houston Northwest	4,727,794.56	15.22522%

Total		31,052,379.48	100.00000%